STATE OF PENNSYLVANIA
COUNTY OF PHILADELPHIA


          AMENDED NON-QUALIFIED RETIREMENT AND DEATH BENEFIT AGREEMENT


         THIS AMENDMENT TO THE ORIGINAL AGREEMENT, made and entered into this day of June 1996 by and between ROXBOROUGH- MANAYUNK FEDERAL SAVINGS BANK a corporation (hereinafter called the "Company") and JERRY A. NAESSENS an individual employee of the Company (hereinafter called the "Employee").

                                   WITNESSETH:

         WHEREAS, in November of 1993 the Company and Employee entered into the original non-qualified retirement and death benefit agreement; and

         WHEREAS, the parties mutually desire to amend said original agreement; and

         WHEREAS, the following underlined portions of this amendment to the original agreement shall express the desired amendments to the original agreement; and

         WHEREAS, all other terms and conditions of the original agreement shall remain in full force and effect; and

         WHEREAS, the Employer has in existence a qualified pension plan; and

         WHEREAS, the Employee has been employed by the Company since June 1, 1991 and is currently performing valuable services for the Company in the capacity of Chief Financial Officer and Treasurer; and

         WHEREAS, the Board of Directors of the Company recognizes that the Employee has been performing his said services for the Company in a competent and efficient manner which has inured to the benefit of the Company; and

         WHEREAS, the Board of Directors of the Company desires to encourage the Employee to continue in the employ of the Company and to continue to perform his duties of employment in a capable and efficient manner; and


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

         WHEREAS, the Employee is willing to continue in the employ of the Company and to continue the capable and efficient performance of his employment duties if the Company grants a non-qualified retirement and death benefit in accordance with the terms and conditions specified in this Agreement;

         WHEREAS, the Employee is considered a highly compensated employee or member of a select management group of the Company.

         NOW, THEREFORE, in consideration of the premises hereof, the Company and the Employee agree as follows:

         1. Retirement Benefit. Subject to the terms and conditions specified in this Agreement, the Company hereby agrees that if the Employee remains in the employ of the Company until his Retirement Date, as hereinafter defined, then the Company will pay to the Employee or his spouse, ANNA G. NAESSENS (hereinafter "Surviving Spouse")a monthly retirement benefit of $4,166.67. The retirement benefits shall be payable in equal monthly installments commencing on the Employee's Retirement Date and continuing thereafter on the first day of each month through and including the later of either the month in which the Employee dies or the month in which the Spouse dies.

         2. Retirement Date. The Employee and the Company hereby agree that the Employee shall retire from his employment with the Company no earlier than on the first day of the month in which the Employee attains age (67); which date for purposes of this Agreement, shall be the Employee's "Retirement Date".

         3. Retirement Due to Total and Permanent Disability. Subject to the terms and conditions of this Agreement, the Company hereby agrees that if the Employee retires from continuous employment with the Company due to his total and permanent disability, as defined in this Paragraph, the Employee shall be deemed to be continuously employed by the Company for purposes of this Agreement. The employee will be entitled to the Annual Retirement Benefit set forth in Paragraph 1 of this Agreement, provided that such disability continues without interruption until the Employee attains sixty-seven (67) years of age. For purposes of this Agreement, "total and permanent disability", or any words or phrase of similar effect, means any medically determinable physical or mental disorder which renders the Employee incapable of continuing in the employ of the Company. An Employee shall be

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

considered totally and permanently disabled upon a good faith determination by the Board of Directors of the Company on the basis of such medical evidence as the Board of Directors may, in its sole discretion, require.

         4. Pre-Retirement Death Benefit. Subject to the terms and conditions of this Agreement, the Company agrees that if the Employee dies while continuously employed by the Company and prior to age 67, the Company will pay an Monthly Death Benefit to the Employee's Surviving Spouse(ies) until the month in which the Surviving Spouse dies. The monthly amount of such death benefit will be as follows:


     A.  $1,375.00 should employee die at age 58

     B.  $1,575.00   "        "     "  "   "  59

     C.  $2,500.00   "        "     "  "   "  60
         ---------

     D.  $2,791.00   "        "     "  "   "  61
         ---------

     E.  $3,082.00   "        "     "  "   "  62
         ---------

     F.  $3,375.00   "        "     "  "   "  63
         ---------

     G.  $3,625.00   "        "     "  "   "  64
         ---------

     H. Should Employee die at the age of 65 or 66, then the Surviving Spouse will be entitled to the Annual Retirement Benefit set forth in Paragraph 1 of this Agreement.
          ----------------------------------------------------------------------

         5. Life Insurance. The Company may purchase a policy or policies of insurance on the life of the Employee. The Company will be the owner, beneficiary and premium payer of any such insurance policy(ies) and neither the Employee nor his Surviving Spouse shall have any ownership or other rights in such policy(ies) or any proceeds thereof. Such policy(ies) are not earmarked for the payment of any benefits under this agreement.

         6. Non-Assignable Rights. Except as may be expressly permitted under any other provision of this Agreement, neither the Employee nor his Surviving Spouse shall have any right to commute, sell, anticipate, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto hereby are expressly declared to be non-assignable and non-transferable.

         7. Independence of Agreement. The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement or employment benefit agreement or plan or rights that may exist from time to time between the parties hereto. This Agreement shall not be deemed to constitute

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

a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to discharge the Employee, or restrict the right of the Employee to terminate his employment with the Company. The rights and obligations hereunder of the parties hereto shall terminate upon the termination of the Employee's employment with the Company for any reason other than the Employee's death or retirement from his employment with the company at his retirement date.

         8. Non-Secured Promise. The rights under this Agreement of the Employee and the Surviving Spouse hereunder shall be solely those of an unsecured general creditor of the Company. Whether or not acquired or held by the Company in connection with this Agreement, no assets of the Company whatsoever shall be deemed to be held by the Company in trust or as security for the Employee, or any Surviving Spouse hereunder, or the Company. Any assets acquired or held by the Company in connection with this Agreement shall be and remain general, unpledged, unrestricted assets of the Company.

         9. Claims Procedure.

         A. Benefits shall be paid in accordance with the provisions of this Agreement. The Employee, or a designated recipient, or any other person claiming through the Employee (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Agreement. This written claim shall be mailed or delivered to the Named Fiduciary.

         B. If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within a reasonable time period. This time period shall not exceed more than 90 days after the receipt of the claim by the Named Fiduciary.

         C. The Named Fiduciary shall provide written notice to every Claimant who is denied a claim for benefits under this Agreement. The notice shall set forth the following information:

         1. the specific reasons for the denial;

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



         2. the specific reference to pertinent plan provisions on which the denial is based;

         3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

         4. appropriate information and explanation of the claims procedure under this Agreement so as to permit the Claimant to submit his claim for review.

         All of this information shall be set forth in the notice in a manner calculated to be understood by the Claimant.

         D. The claims procedure under this Agreement shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get the full and fair review of that decision from the Named Fiduciary.

         1. The Claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within (not less than 60) days after receipt by the Claimant of the written notice of denial.

         2. The Claimant shall have the following rights under this appeal procedure:

               a. to request a review upon written application to the Named Fiduciary;

               b. to review pertinent documents with regard to the employee benefit plan created under this Agreement;

               c.   the right to submit issues and comments in writing;

               d. to request an extension of time to make a written submission of issues and comments; and

               e. to request that a hearing be held to consider Claimant's appeal.

         E. The decision on the review of the denied claim shall promptly be made by the Named Fiduciary;

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

         1. within (not more than 60) days after receipt of the request for review if no hearing is held; or

         2. within (not more that 120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

               a. If an extension of time is necessary in order to hold a hearing, the Named Fiduciary shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given to any extension.

               b. The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on Claimant's appeal. The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Named Fiduciary believes may be important or useful to the Claimant in connection with the appeal.

         F. The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Named Fiduciary, whether or not the Claimant requests such a hearing.


         G. The Named Fiduciary's decision on review shall be made in writing and provided to the Claimant within the specified time periods in Paragraph E. This written decision on review shall contain the following information;

               1.   the decision(s);

               2.   the reasons for the decision(s); and

               3. specific references to the plan provisions of the Agreement on which the decision(s) is/are based.

         All of this information shall be written in a manner calculated to be understood by the Claimant.

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


         10. Named Fiduciary. The Company is the named fiduciary under this Agreement.

         11. Amendment of Agreement. This Agreement may be amended in whole or in part by written agreement between the Company and the Employee.

         12. Termination of Agreement. This Agreement and the obligations of the Company hereunder may be terminated at any time by the Company by resolution of its Board of Directors and with the written consent of the Employee, in which event the Employee shall have no rights hereunder against the Company, nor any interest in or claim against any assets of the Company.

         13. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and shall not be construed to be a part of this Agreement.

         14. Governing Law. This Agreement was made and entered into in the State of Pennsylvania and the laws of said State shall govern the construction of this Agreement and the rights and liabilities hereunder of the parties hereto.


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

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, sealed and attested on its behalf by its duly authorized officers, and the Employee has hereunto set his hand and seal as of the day and year first above written.





(CORPORATE SEAL)                           ROXBOROUGH-MANAYUNK
                                           FEDERAL SAVINGS BANK



ATTEST:                                    BY:/s/John F. McGill, Sr.
                                              ----------------------
                                              JOHN F. McGILL, SR.
                                              PRESIDENT/CEO



                                              /s/Jerry A. Naessens
                                              -----------------------
                                              JERRY A. NAESSENS





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